EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the inclusion of our report dated March 15, 2000, with respect to the financial statements of MobileNetics Corporation as of and for the years ended December 31, 1998 and 1997 and for the period ended May 31, 1999, as an exhibit to LMKI, Inc.'s report on Form 8K to be filed with the Securities and Exchange Commission on or about April 6, 2000.







                                          /s/ LESLEY, THOMAS, SCHWARZ & POSTMA
                                          Lesley, Thomas, Schwarz & Postma



March 31, 2000